UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2006

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

          On March 17, 2006, Spartan Stores, Inc. (the "Company") entered into an amendment to its existing financing agreement with Wachovia Capital Finance Corporation (Central), Key Bank National Association, Bank of America Leasing & Capital, LLC, National City Business Credit, General Electric Capital Corporation, and Fifth Third Bank (collectively, the "Lenders").

          The amendment to the financing agreement permits the Company to assume certain capital lease obligations in connection with the Company's previously announced proposed acquisition of certain assets of D&W Food Centers, Inc. ("D&W"). Specifically, the amendment will permit the Company to assume D&W's capital lease obligations for four retail stores and a central kitchen facility, and provides that the Lenders will disregard the assumed capital leases for those locations when determining the Company's compliance with certain covenants in the financing agreement regarding the Company's ability to incur obligations to parties other than the Lenders.

          The amended credit facility provides the Company with increased flexibility for completing the proposed acquisition of D&W's assets.

          This filing contains forward-looking statements. Forward-looking statements are identifiable by words or phrases indicating that Spartan Stores or its management "expects," or that a particular occurrence "may" be the result or occur or will "continue" or be "sustainable;" or similarly stated expectations. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. The Company's ability to complete the proposed acquisition of D&W depends on satisfaction of a variety of contractual conditions, not all of which are entirely within the control of Spartan Stores or D&W. The availability of the Company's credit facility depends on compliance with the terms of the credit facility. Our ability to continue to improve financial condition and sustain financial performance is subject to certain uncertainties and other factors. Additional information about the factors that may adversely affect these forward-looking statements is contained in Spartan Stores' reports and filings with the Securities and Exchange Commission. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this filing.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

10

Amendment No. 4 to Loan and Security Agreement dated March 17, 2006 between Spartan Stores, Inc. and its subsidiaries and Wachovia Capital Finance Corporation (Central), Key Bank National Association, Bank of America Leasing & Capital, LLC, National City Business Credit, General Electric Capital Corporation, and Fifth Third Bank.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2006	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10

Amendment No. 4 to Loan and Security Agreement dated March 17, 2006 between Spartan Stores, Inc. and its subsidiaries and Wachovia Capital Finance Corporation (Central), Key Bank National Association, Bank of America Leasing & Capital, LLC, National City Business Credit, General Electric Capital Corporation, and Fifth Third Bank.